Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of the management of Equity Bancshares, Inc. (“Equity,” “we,” “us,” “our,” “the company”) with respect to, among other things, future events, and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the completed transaction with Frontier Holdings, LLC (“Frontier”)may not materialize as expected; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2026, as amended, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation.  Numbers in the presentation may not sum due to rounding. Forward Looking Statements

Strategic Execution Of Acquisitions EQBK Growth Since 2010 Overview $7.7B Total Assets $5.4B Gross Loans $6.3B Total Deposits $1.02B Market Capitalization1 9.07% Tangible Common Equity / Tangible Assets2 11.84% Common Equity Tier 1 14.66% Total Risk-Based Capital $33.45 Tangible Book Value Per Share2 Most Recent Acquisition: Frontier Bank Merger Closed on January 1, 2026 Equity Bancshares, Inc.| NYSE: EQBK # of Acquisitions4 EQBK Total Assets ($M) +19.4% Total Asset CAGR3 15 Total Acquisitions 2 Years Avg. Tangible Book Value Earnback 8% Avg. Earnings Per Share Accretion 1 1 1 3 3 1 1 1 2 Market Capitalization as of 6/30/2026 Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Compound Annual Growth Rate since 2010 # of acquisitions based on date of completion. 1

2nd Quarter 2026 | Financial Highlights Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Excludes Day 2 Merger provision of $6.1M in Q1 2026 $26.4M Net Income $1.28 Earnings Per Share 1.45% Return on Average Assets 12.86% Return on Average Equity Key Performance Metrics Q2 2026 Q1 2026 Q4 2025 Earnings & Profitability Earnings Per Share | Core Earnings Per Share1 $1.28 | $1.41 $0.81 | $1.32 $1.16 | $1.26 Book Value Per Share | TBV Per Share1 $40.22 | $33.45 $39.37 | $32.58 $38.64 | $32.86 Net Income | Core Net Income1 $26.4M | $29.4M $17.0M | $28.0M $22.1M | $24.2M Net Interest Margin 4.36% 4.33% 4.47% Efficiency Ratio1 53.38% 56.68% 59.98% ROAA | Core ROAA 1 1.45% | 1.61% 0.92% | 1.52% 1.43% | 1.57% ROAE | Core ROATCE 1 12.86% | 17.17% 8.17% | 16.10% 12.07% | 15.56% Balance Sheet & Capital Gross Loans $5.4B $5.4B $4.2B Total Deposits $6.3B $6.3B $5.1B Total Equity / Total Assets | TCE / TA1 10.71% | 9.07% 10.66% | 8.99% 11.49% | 9.94% CET 1 Capital Ratio 11.84% 11.54% 13.08% Total Risk-based Capital Ratio 14.66% 14.36% 16.31% Asset Quality Provision for Credit Losses $1.3M $(0.1)M2 $(0.0)M NCOs / Avg. Loans 0.12% 0.10% 0.07% NPAs / Total Assets 0.86% 0.76% 0.73% Classified Assets / Regulatory Capital 11.85% 12.00% 12.06%

Brad Elliott Chairman & CEO Equity Bancshares, Inc. Founded Equity Bank in 2002 and has led the organization to nearly $8B in assets through disciplined organic growth and over a dozen strategic acquisitions. Named a 2018 EY Entrepreneur of the Year National Finalist and recognized as Most Influential CEO by the Wichita Business Journal in 2014. Rick Sems Chief Executive Officer Equity Bank Equity Bank CEO since May 2024, having joined as President in May 2023. Prior to Equity, Rick served as Chief Banking Officer of First Bank in St. Louis and as President & CEO of Reliance Bank, bringing deep commercial banking leadership to the organization. Chris Navratil Chief Financial Officer Chief Financial Officer since August 2023. Previously served as Bank CFO and spent seven years within the Financial Institution Audit Practice at Crowe LLP, bringing rigorous financial reporting and regulatory expertise to the executive team. Julie Huber Chief Operating Officer Chief Operating Officer since May 2024. Held a variety of senior leadership roles at Equity Bank overseeing operations, HR, compliance, and sales and training. Served as the primary integration lead for each of the bank's acquisitions. Brett Reber General Counsel Prior to joining Equity Bank, served as Managing Member of Wise & Reber, L.C. Brett has practiced corporate and business law for more than 30 years, providing legal counsel across the full spectrum of the bank's corporate, regulatory, and transactional matters. Krzysztof Slupkowski Chief Credit Officer Chief Credit Officer since September 2023. Previously served as Metro Market CCO at Equity Bank since 2018 and held various credit leadership roles at Commerce Bancshares, bringing strong portfolio risk discipline to the organization. David Pass Chief Information Officer Previously served in senior IT leadership positions at UMB Financial Corporation and CoBiz Financial, overseeing technology strategy, core systems, and digital infrastructure across complex multi-bank organizations. Leadership Team

Organic Growth Strategic Mergers & Acquisitions Disciplined Credit Standards Effective Balance Sheet & Capital Management EPS & Tangible Book Value Growth Our guiding principles and commitment to entrepreneurial spirit are part of our longstanding framework for delivering shareholder value Our Value Proposition

Tangible Book Value Per Share | IPO to Current Tangible Book Value Per Share | Quarter over Quarter Walk Tangible Book Value Per Share1 7.30% TBVPS CAGR Q1 2026 Q2 2026 Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation.

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. Q3 2025 actual figures not considered meaningful due to the loss from securities repositioning Return On Average Tangible Common Equity1 Return on Average Assets1 Efficiency Ratio & Core NIE to Average Assets1 Tangible Common Equity / Tangible Assets1 Performance Metrics

Net Income Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. 1 Q1 2026 Q2 2026 1 Net interest income was $73.9 million, effectively flat quarter over quarter. Declining purchase accounting accretion and lower average earning assets were offset by higher securities yields and a lower cost of funds. Margin for the quarter was 4.36%, up from 4.33% in the prior quarter. The modest expansion was driven primarily by an earning-asset shift out of cash into investments and loans, along with higher discount accretion in the investment portfolio. Loan purchase accounting accretion contributed $2.9 million, or approximately 17 basis points — in line with expectations entering the quarter. Looking ahead, we anticipate earning-asset expansion and a modestly lower margin of 4.25% to 4.30% for the remainder of 2026. Total non-interest income for the quarter was $8.1 million, down from $9.5 million in the prior quarter. The line was negatively impacted by a $2.2 million write-down of a fund investment. Excluding this one-time item, non-interest income was up $0.8 million linked quarter, driven by higher debit and credit card income along with expansion in mortgage and trust & wealth management revenue. Total non-interest expense, excluding merger costs, was $46.8 million for the quarter — down $2.5 million linked quarter. Results included approximately $1.0 million of benefits we do not expect to repeat. Excluding those items, expenses were down $1.5 million, reflecting our continued emphasis on operational efficiency and the impact of the core conversion completed in the first quarter. Net Interest Income Non-Interest Income Non-Interest Expense

Profitability Revenue Composition Profitability Ratios Noninterest income is adjusted to exclude any gain/(loss) on securities transactions 1 1 1

Net Interest Margin Quarter over Quarter 3bps increase Net Interest Margin 4.33% Q1 4.36% Q2 Q1 2026 Q2 2026 Cost Analysis Yield Analysis1 Loan Coupon exclusive of the impact of derivatives, purchase accounting, non-accrual, mortgage premium amort, and loan fees

$6.3B Total Deposits Deposit Composition Loan Composition Performance Highlights 85.75% Loan-to- Deposit Ratio 91.62% Core Dep. / Total Deposit 1.98% Cost of Total Deposits 2.46% Cost of Int-bearing Deposits 6.74% Yield on Total Loans 6.45% Loan Coupon Yield1 0.12% NCOs / Average Loans 11.85% Classified Assets / Reg. Capital Balance Sheet Loan Coupon exclusive of the impact of derivatives, purchase accounting, non-accrual, mortgage premium amort, and loan fees Noninterest- bearing Time < 100K Time > 100K Savings Money Market Interest- bearing Commercial Real-estate Commercial & Industrial Res. RE Ag. RE Ag. Consumer Trending Loan-to-Deposit Ratio $5.4B Total Loans

Nonperforming Assets Asset Quality Trends Net Charge-offs / Average Loans Annual Quarterly Annual Quarterly

Asset Quality Trends Total Reserve Ratio Classified Assets Annual Quarterly Annual Quarterly

Non-GAAP Financial Measure. Refer to the Non-GAAP reconciliation at the end of this presentation. EQBK Minimum Required Dividends Declared Per Share & Dividend Payout Ratio Shares Repurchased & Weighted Avg. Price Per Share 1 Thousands Capital Priorities Maintain well capitalized regulatory levels Capacity for organic growth Dividend payout ratio targeted at 10-20% Mergers & acquisitions Common stock repurchases Capital Management

Deploying Technology & AI

AI-LICENSED USERS

708 Copilot

140 Claude

OTHER SOLUTIONS

Coverbase

Nasdaq Verafin

snowflake CortexAI

35-40%

FASTER LOAN REVIEW
ON LEGACY EQUITY PORTFOLIO

~$500K

SAVINGS ON PLACEMENT FEE
AI-ASSISTED, IN-HOUSE SOURCING OF TALENT

~5 min

INITIAL RISK REVIEW PRODUCTION
THIRD PARTY RISK MANAGMENT

AI GOVERNANCE COMMITTEE

- ✓ Centralized oversight & control of how AI is built, deployed & used
- ✓ Reviews new use cases; validates the models & vendors behind them
- ✓ Approves all AI-generated output, a human in the loop at every step
- ✓ Captures efficiency gains with full risk & regulatory discipline

Live

IN PRODUCTION · 1H 2026

- ✓ Retail AI Assistant – internal use
- ✓ Human Resources AI Assistant
- ✓ Loan Review – streamlining production to focus effort on review and decisioning
- ✓ Third Party Risk Management – automate diligence review production and round-the-clock monitoring
- ✓ Financial crime initial reviews

In Process

BUILDING NOW

- ✓ Customer Care AI Assistant – internal use
- ✓ Operations AI Assistant
- ✓ Credit spread & narrative production for loan packets. Reduce time to produce and focus effort on review and decisioning.
- ✓ Acquired and Target loan portfolio review – automate line sheet documentation to focus effort on review and decisioning.

Next Phase

ON THE ROADMAP

- ✓ Small business loan process automation
- ✓ SAR narratives – streamline production and focus effort on review and validation

Equity Bancshares, Inc. | 16

Core Non-interest Income is exclusive of gain / (loss) on securities transactions Core Non-interest Expense is exclusive of merger expenses Forward Looking 2H 2026 $6,250 – 6,350M $5,400 – 5,500M $6,850 – 6,950M 4.25 – 4.35% $2 - 4M $18 - 22M $94-98M 22 – 23% Outlook on Key Business Drivers NOTE: Figures presented in this outlook represent forward-looking statements and are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Please see Special Note Concerning Forward-Looking Statements and Focus Variables for Outlook and Forecast 2nd Quarter 2026 Results $6,111M Avg. Deposits $5,385M Avg. Gross Loans $6,795M Avg. Earning Assets 4.36% Net Interest Margin $1.3M Provision For Credit Losses $9.3M Core Non-interest Income1 $46.8M Core Non-interest Expense2 21.6% Effective Tax Rate

Economic Environment Business activity creates opportunity for lending and deposit growth. Current macro-environment response and resolution will be a significant driver. Customer Needs Directly related to credit quality as well as trust in our business. Cost of Funding Impacts rates on our product offerings and applies pressure to earnings. Must be able to manage cost and profit yields effectively. Competitive Market Providing customers with rates and services that are competitive with our peers. Irrational operators may have short term impact on opportunities. Investment Opportunities Growth strategy must be flexible to the other variables that affect our investment options. Political Environment U.S. politics affect banking regulations, international relationships, tax policies and more. Focus Variables for Outlook & Forecast

Our Markets Source: S&P Capital IQ, Deposit Market data as of 12/31/25. Market rank is based on counties with a EQBK physical presence. 1) Iowa location: loan production office Market Share Kansas #6 Market Rank $2.5B Market Deposits 3.93% Market Share Oklahoma #10 Market Rank $1.3B Market Deposits 1.53% Market Share Missouri #8 Market Rank $1.0B Market Deposits 1.50% Market Share Nebraska #9 Market Rank $1.1B Market Deposits 2.12% Market Share Arkansas #10 Market Rank $319M Market Deposits 2.56% Market Share Market Footprint1 Equity Bancshares Headquarters

Quarter Ended June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 Total stockholder's equity $827,258 $817,610 $732,054 $711,892 $635,636 Goodwill (105,356) (104,958) (82,101) (77,573) (53,101) Core deposit intangibles, net (28,296) (30,536) (21,634) (22,895) (12,908) Naming rights, net (5,553) (5,629) (5,703) (5,778) (5,852) Tangible Common Equity $688,053 $676,487 $622,616 $605,646 $563,775         Common shares outstanding at period end 20,567,009 20,767,023 18,944,987 19,111,084 17,527,191 Diluted common shares outstanding at period end 20,811,448 20,946,924 19,196,160 19,279,741 17,680,489         Book value per common share $40.22 $39.37 $38.64 $37.25 $36.27 Tangible book value per common share $33.45 $32.58 $32.86 $31.69 $32.17 Tangible book value per diluted common share $33.06 $32.30 $32.43 $31.41 $31.89                         Total assets $7,725,621 $7,667,370 $6,373,172 $6,365,631 $5,373,837 Goodwill (105,356) (104,958) (82,101) (77,573) (53,101) Core deposit intangibles, net (28,296) (30,536) (21,634) (22,895) (12,908) Naming rights, net (5,553) (5,629) (5,703) (5,778) (5,852) Tangible assets $7,586,416 $7,526,247 $6,263,734 $6,259,385 $5,301,976         Total stockholders' equity to total assets 10.71% 10.66% 11.49% 11.18% 11.83% Tangible common equity to tangible assets 9.07% 8.99% 9.94% 9.68% 10.63% Non-GAAP reconciliations Calculations of tangible common equity and related measures ($ in thousands, except per share data)

Non-GAAP reconciliations

Calculations of return on average tangible common equity and efficiency ratio

($ in thousands, except per share data)

	Quarter Ended				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total average stockholders' equity	$824,633	$841,838	$725,651	$715,319	$627,103
Average intangible assets	(140,081)	(141,742)	(108,779)	(95,046)	(72,406)
Average tangible common equity	**$684,552**	**$700,096**	**$616,872**	**$620,273**	**$554,697**
Net income (loss) allocable to common stockholders	26,439	16,966	22,084	(29,663)	15,264
Net gain on acquisition	-	-	-	-	-
Net (gain) loss on securities transactions	1,213	108	(154)	53,352	(12)
Merger expenses	133	5,725	1,481	6,163	355
Loss on debt extinguishment	-	-	-	-	1,361
Day 2 Merger provision	-	6,099	-	6,228	-
Amortization of intangible assets	2,369	2,056	1,390	1,312	1,145
Tax effect of intangible assets amortization	(780)	(2,937)	(571)	(14,082)	(598)
Core net income (loss) allocable to common stockholders	**$29,374**	**$28,017**	**$24,230**	**$23,310**	**$17,515**
Return on total average stockholders' equity (ROAE) annualized	**12.86%**	**8.17%**	**12.07%**	**(16.45)%**	**9.76%**
Average tangible common equity	**$684,552**	**$700,096**	**$616,872**	**$620,273**	**$554,697**
Average impact from core earnings adjustments	1,468	2,476	1,073	26,487	1,126
Core average tangible common equity	**$686,020**	**$702,572**	**$617,945**	**$646,760**	**$555,823**
Return on total average tangible common equity (ROATCE) annualized	**16.59%**	**10.77%**	**14.91%**	**(18.31)%**	**11.69%**
Core return on total average tangible common equity (CROATCE) annualized	**17.17%**	**16.10%**	**15.56%**	**14.30%**	**12.64%**
Non-interest expense	$46,885	$54,969	$46,587	$49,082	$40,001
Merger expense	(133)	(5,725)	(1,481)	(6,163)	(355)
Amortization of intangible assets	(2,369)	(2,056)	(1,390)	(1,312)	(1,145)
Loss on debt extinguishment	-	-	-	-	(1,361)
Adjusted non-interest expense	$44,383	$47,188	$43,716	$41,607	$37,140
Net interest income	$73,872	$73,664	$63,502	$62,485	$49,802
Non-interest income	8,058	9,487	9,532	(44,479)	8,589
Net gains (losses) from securities transactions	1,213	108	(154)	53,352	(12)
Adjusted non-interest income	$9,271	$9,595	$9,378	$8,873	$8,577
Net interest income plus adjusted non-interest income	**$83,143**	**$83,259**	**$72,880**	**$71,358**	**$58,379**
Non-interest expense to net interest income plus non-interest income	**57.23%**	**66.11%**	**63.79%**	**272.59%**	**68.51%**
Efficiency ratio	**53.38%**	**56.68%**	**59.98%**	**58.31%**	**63.62%**
Average Assets	$7,330,174	$7,451,709	$6,141,284	$6,085,064	$5,206,950
Core non-interest expense to average assets	**2.43%**	**2.57%**	**2.82%**	**2.71%**	**2.86%**

Equity Bancshares, Inc. | 22

Quarter Ended June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 Net income (loss) allocable to common stockholders 26,439 16,966 22,084 (29,663) 15,264 Amortization of intangible assets 2,369 2,056 1,390 1,312 1,145 Tax effect of adjustments (497) (432) (292) (276) (240) Adjusted net income allocable to common stockholders $28,311 $18,590 $23,182 $(28,627) $16,169 Net (gain) loss on securities transactions 1,213 108 (154) 52,352 (12) Merger expenses 133 5,725 1,481 6,163 355 Loss on debt extinguishment 0 - - - 1,361 Day 2 Merger provision 0 6,099 - 6,228 - Tax effect of adjustments (283) (2,505) (279) (13,806) (358) Core net income (loss) allocable to common stockholders $29,374 $28,017 $24,230 $23,310 $17,515         Total average assets $7,330,174 $7,451,709 $6,141,284 $6,085,064 $5,206,950 Total average stockholders' equity $824,633 $841,838 $725,651 $715,319 $627,103         Weighted Average Diluted Shares 20,825,444 21,263,164 19,235,412 19,129,726 17,651,298         Diluted earnings (loss) per share $1.27 $0.80 $1.15 $(1.55) $0.86 Core earnings (loss) per diluted share $1.41 $1.32 $1.26 $1.21 $0.99 Return on average assets (ROAA) annualized 1.45% 0.92% 1.43% (1.93)% 1.18% Core return on average assets annualized 1.61% 1.52% 1.57% 1.51% 1.35% Return on average equity (ROAE) 12.86% 8.17% 12.07% (16.45)% 9.76% Core return on average equity 14.26% 13.41% 13.23% 12.47% 11.18% Non-GAAP reconciliations Calculations of return on average assets, average equity and operating income ($ in thousands, except per share data)

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